                                                                    EXHIBIT 99.3

                              CONSENT OF NOMINEE


     I, William M. Hewitt, hereby consent to being named as a nominee for director of ATG Inc., a California corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). I understand that the Registration Statement is being filed with the Commission in connection with the initial public offering of the Company's Common Stock.

Dated: February 6, 1998                           /s/ William M. Hewitt
                                                  ----------------------------
                                                  William M. Hewitt